EXHIBIT 10.2

                        ADMINISTRATIVE SERVICE AGREEMENT


Odyssey America Reinsurance Corporation, a reinsurance company organized under the laws of the State of Connecticut in the United States of America and having established a branch in Singapore ("Odyssey America"), and Compagnie Transcontinentale de Reassurance, a reinsurance company organized under the laws of France and also having established a branch in Singapore ("CTR"), enter into this administrative service agreement (this "Agreement") effective July 1, 2000 ("Effective Date").


PREAMBLE:

Odyssey America is a property/casualty reinsurer whose branch in Singapore (the "Singapore Branch") has been established to facilitate the transaction of reinsurance business in Singapore and elsewhere outside the United States.

CTR is a property/casualty reinsurer whose branch office in Singapore (the "CTR Singapore") has engaged in the transaction of reinsurance business in Singapore and elsewhere outside of France and which branch office has put its reinsurance business into run-off.

CTR desires to engage Odyssey America, as an affiliated company, through the Singapore branch of each, to provide certain administrative and support services (the "services") to CTR Singapore and desires further to enable CTR Singapore to make use in its day-to-day operations of certain property, equipment and facilities (collectively, the "facilities") of Odyssey America that may be required to perform the services in order to facilitate the operation of CTR Singapore including, without limitation, the orderly run-off of the business of CTR transacted through CTR Singapore.

IN CONSIDERATION OF THE FOREGOING, IT IS AGREED AND DECIDED AS FOLLOWS:

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ARTICLE 1 - SUBJECT OF THE AGREEMENT

Odyssey America herewith agrees to provide to CTR Singapore any administrative and support services that CTR requests including, but not limited to, accounting, tax and auditing, data processing and technical support, purchasing, billing, personnel and general corporate and administrative support and such other services as may be appropriate to assure for CTR the orderly run-off of the business it transacted through CTR Singapore. This Agreement is not an agreement, contract or treaty of reinsurance between Odyssey America and CTR and is solely an administrative service agreement.

ARTICLE 2 - OWNERSHIP OF RECORDS

All business records, reports, studies, documents, financial statements and other information generated pursuant to or relating to the operation of CTR through CTR Singapore are the property of CTR.

ARTICLE 3 - REMUNERATION

3.1 The parties agree that remuneration due to the Odyssey America for services and facilities provided hereunder will be as follows:

         (a) Odyssey America shall submit invoices to CTR on a quarterly basis, setting forth the costs and expenses it has incurred during the previous quarter in providing services to CTR Singapore pursuant to this Agreement, plus a service fee equal to ten per cent (10%) of the allocable cost of such services.

         (b)  CTR shall pay any invoices issued by Odyssey America promptly.

         (c) All applicable tax will be added to invoices issued to CTR by Odyssey America.

         (d) Upon termination of this Agreement, Odyssey America shall issue CTR a final invoice no later than sixty (60) days after the date of termination. CTR shall pay such final invoice promptly.
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ARTICLE 4 - DURATION

4.1 The term of this Agreement shall be twelve (12) months from the Effective Date; provided, however, that CTR may terminate this Agreement at any time upon fifteen (15) days prior written notice to Odyssey America. Unless otherwise terminated as provided herein, this Agreement shall automatically renew upon the anniversary of the Effective Date.

4.2 Odyssey America may terminate this Agreement at any time during any automatic extension period upon three (3) months' prior written notice to CTR.


ARTICLE 5 - AMENDMENTS

This Agreement may be amended only by written agreement signed by the parties.


ARTICLE 6 - ENTIRE AGREEMENT

This Agreement, together with such amendments as may from time to time be executed in writing by the parties, constitutes the entire agreement and understanding between the parties in respect of the transactions contemplated hereby.


ARTICLE 7 - GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with French law. The parties hereby agree that the Courts of Paris alone shall have jurisdiction over any suit between the parties arising under this Agreement, notwithstanding the provisions contained in article 48 of
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the New Civil Procedure Code.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective officers, duly authorized to do so.


Odyssey America Reinsurance Corporation

  /s/  Michael G. Wacek
-----------------------------------
Name:  Michael G. Wacek
Title: President

Signed at:
On:
In ______ originals in English and ______ originals in French.


Compagnie Transcontinentale de Reassurance

  /s/  Roland W. Jackson
-----------------------------------
Name:  Roland W. Jackson
Title: President


Signed at: 300 First Samford Place, Stamford, Connecticut 06902

On: August 24, 2000
In 2 originals in English and ______ originals in French.